UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2024

Mama’s Creations, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40597	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MAMA	NASDAQ

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2024, Mama’s Creations, Inc. (the “Company”) announced the appointment of the Company’s Chief Operating Officer, Mr. Moore (Skip) Tappan, III, 57, effective September 3, 2024.

Mr. Tappan brings over 30 years of supply chain and logistics experience to the Company, having most recently served as Chief Supply Chain Officer at Gordon Food Service from 2021 to 2023. Prior to this, Mr. Tappan served as Vice President, Supply Chain, Northeast Division for Walmart, Inc. from 2018 to 2021. Before this, Mr. Tappan held a number of supply chain and logistics positions with Campbell Soup Company, Sun Products, and Procter and Gamble.

In connection his appointment, Mr. Tappan entered into an Employment Agreement with the Company (the “Employment Agreement”), effective September 3, 2024. Pursuant to the Employment Agreement, Mr. Tappan will earn an annual base salary of $300,000 and will be eligible for annual executive bonuses of up to 50% of his base salary based on the achievement of target goals, as approved by the board of directors. Mr. Tappan will be eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives.

As soon as reasonably practicable after the Company’s release of earnings for the current fiscal quarter, Mr. Tappan will receive a grant of restricted stock units with a grant date fair value of $50,000, which will vest in three equal annual installments after the grant date. Mr. Tappan will also receive a grant of performance-based restricted stock units with a maximum vesting of 500,000 shares of Company common stock based on the Company’s compound annual growth rate in earnings per share through the fiscal year ended January 31, 2029.

There is no arrangement or understanding between Mr. Tappan and any other persons pursuant to which Mr. Tappan was selected as an officer. There are no family relationships between Mr. Tappan and any director or executive officer of the Company and no related-party transactions involving Mr. Tappan that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and is hereby incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release announcing the appointment of Mr. Tappan on September 9, 2024. A copy of the Company’s press release is furnished herewith as Exhibit 99.1. The information contained in the press release is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Exhibits

(d)        Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between the Company and Moore (Skip) Tappan, III, dated September 3, 2024.
99.1	Press Release issued by Mama’s Creations, Inc. on September 9, 2024 furnished solely pursuant to Item 7.01 of Form 8-K.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mama’s Creations, Inc.

By:	/s/ Adam L. Michaels
Name:	Adam L. Michaels
Title:	Chief Executive Officer

Dated: September 9, 2024